Exhibit 10.27

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (this “Third Amendment”) is made as of November 30, 2007, by and between ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company (“Landlord”), and MAP PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated June 10, 2004, as amended by that certain First Amendment to Lease Agreement dated August 2, 2004, and as amended by that certain Second Amendment to Lease Agreement dated July 26, 2006 (as amended, the “Lease”), pursuant to which Landlord leased to Tenant certain premises consisting of 32,116 square feet (“Premises”) located at 2400 Bayshore Parkway, Mountain View, California. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Tenant has requested that Landlord’s remove certain casework and fume hoods from 2 labs on the first floor of the Premises which work is more particularly described on Exhibit A attached hereto (“Landlord’s Alteration Work”).

C. Landlord and Tenant have agreed, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) provide for Landlord to undertake Landlord’s Alteration Work, and (ii) require Tenant to pay to Landlord $30,898 to reimburse Landlord for the costs of Landlord’s Alteration Work and costs which Landlord may incur in connection with restoring Landlord’s Alteration Work following the expiration or earlier termination of the Term,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord’s Alteration Work. Landlord hereby agrees to complete Landlord’s Alteration Work in a good and workmanlike manner. Tenant acknowledges and agrees that Landlord and its contractors shall have the right to enter the Premises in order to complete Landlord’s Alteration Work and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s performance of Landlord’s Alteration Work may adversely affect Tenant’s use and occupancy of the Premises, during the time when such work is being performed. Tenant waives all claims against Landlord in connection with Landlord’s Alteration Work including, without limitation, claims for rent abatement. Tenant further acknowledges and agrees that it shall be a condition precedent to the performance by Landlord of Landlord’s Alteration Work that Tenant pay to Landlord $30,898 to reimburse Landlord for the costs of Landlord’s Alteration Work and costs which Landlord may incur In connection with restoring Landlord’s Alteration Work following the expiration or earlier termination of the Term. In no event shall Tenant be entitled to a return of any portion of the $30,898.

2. Miscellaneous.

(a) This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Third Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

(e) Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[signatures on next page]

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IN WITNESS WHEREOF, this Third Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

TENANT: MAP PHARMACEUTICALS, INC., a Delaware-corporation

By:	/s/ Timothy S. Nelson
Its:	President & CEO

LANDLORD: ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP., a Maryland corporation, general partner

By:	/s/ Jennifer Pappas
Its:	JENNIFER PAPPAS SVP - RE GENERAL COUNSEL

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EXHIBIT A

Scope of Landlord’s Alteration Work

(see attached)